Exhibit 10.41

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT

This Second Amendment to the Exclusive License Agreement (the “Second Amendment”) is made and entered into this 27th day of September 2018 (the “Second Amendment Effective Date”) by and between the Regents of the University of Colorado, a body corporate, for and on behalf of the University of Colorado Denver at the Anschutz Medical Campus (“University”), and AdMiRx, Inc. a Delaware corporation (“Licensee”).

Background

A.	The parties entered into an Exclusive License Agreement on August 9,2017, as amended by the First Amendment to the Exclusive License Agreement on February 8,2017(the “Agreement”).

B.	University is willing to agree not to grant any further non-exclusive licenses under the Licensed Group II Patents as of the Second Amendment Effective Date.

C.

The parties wish to include additional obligations on the part of University and MUSC-FRD related to the transfer of those biological materials that are exclusively licensed to Licensee to under its reservation of rights under Article 2.3(a) of the Agreement.

Accordingly, the parties agree as follows:

Article 1 Amendment

1.1    Any capitalized terms not defined herein have the same meaning as set forth in the Agreement.

1.2    ‘ Article 2.1(g) of the Agreement is hereby revised to read in its entirety as follows:

(g)

a non-exclusive, sublicensable (through multiple tiers) license to the Licensed Group II Patents; provided that University and MUSC-FRD shall not grant any further licenses to the Licensed Group II Patents to any third party,

1.3    Article 2.3(a) of the Agreement is hereby revised to read in its entirety as follows:

(a)

The licenses granted under Article 2.1(a) (b), (d) and (g) are expressly made subject to the University’s reservation, on behalf of itself, MUSC, future not-for-profit employers of the inventors of the Licensed Patents, and all other not-for-profit academic and research institutions, of the right to practice the Licensed Patents and use the biological materials, reagents,

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processes and information listed on Appendix D for educational, research, non-clinical, or other non-commercial purposes (but in no case when sponsored by any for-profit entity). Notwithstanding the foregoing, University, MUSC-FRD, and MUSC shall not transfer any biological materials set forth on Appendix D as being exclusively licensed to Licensee to any third party without the consent of Licensee, provided that the University, MUSC-FRD, and MUSC may transfer such biological materials set forth on Appendix D to any not-for-profit academic and research institution upon advance written notice to Licensee and under a materials transfer agreement approved by Licensee and attached hereto as Appendix E. If such not-for-profit institution requests modifications to the material transfer agreement in Appendix E, University or MUSC shall submit the modified agreement to Licensee for approval. If Licensee does not respond to University or MUSC’s request for approval within [***] of its receipt of the modified agreement from University or MUSC, University or MUSC is free to transfer the materials to the not-for-profit institution under the modified agreement.

Notwithstanding the foregoing paragraph, prior to delivery of such material to a not-for-profit academic or research institution, University, MUSC-FRD or MUSC, as applicable, shall notify Licensee of such request, and Licensee may, but is not obligated to, provide such material to University, MUSC-FRD or MUSC, as the case may be, for delivery to the not-for-profit academic or research institution. If Licensee elects to provide such material, Licensee shall so notify University, MUSC-FRD or MUSC, as the case may be, within [***] of its receipt of the notice from University, MUSC-FRD or MUSC, as the case may be, and University, MUSC-FRD or MUSC, as the case may be, shall not deliver any material to the not-for-profit academic or research institution that it has not received from Licensee for such purpose. If Licensee does not notify University, MUSC-FRD or MUSC, as the case may be, within the [***] period that it will supply the material, University, MUSC-FRD or MUSC, as the case may be, is free to provide the material in its possession.

In the event that the University enters into a materials transfer agreement with a not-for-profit academic or research institution under this Article 2.3(a) in the form attached as Appendix E, and the not-for-profit academic or research institution provides notice to the University, MUSC-FRD or MUSC, as the case may be, of an invention in accordance with the terms of the materials transfer agreement, the University, MUSC-FRD or MUSC, as the case may be, shall promptly provide such notice to Licensee.

1.4    Article 2.3(c) of the Agreement is hereby revised to read in its entirety as follows:

(c)	The University retains on behalf of MUSC and the MUSC Entities, the use for medical care purposes of the Licensed Patents related to [***], the

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Licensed Group II Patents and the biological materials, reagents, processes and information set forth on Appendix D as being exclusively licensed to Licensee, provided that the rights extended for medical care purposes will only apply to circumstances in which MUSC has determined that there is a clinical need for such exercise of the rights, and such rights are limited to patient care provided directly by care providers at the MUSC Entities. “MUSC Entities” means MUSC, MUSC Physicians, the Medical University Hospital Authority, the MUSC Foundation and all entities with MUSC which are under the control of the Board of Trustees of MUSC.

Article 2 Miscellaneous

2.1    Except as expressly amended by this Second Amendment, all provisions of the Agreement remain in full force and effect.

2.2    This Second Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

2.3    This Second Amendment together with the Agreement contains the entire understanding and agreement between the parties respecting the subject matter thereof and supersedes all prior understandings and agreements.

2.4    The provisions and clauses of this Second Amendment are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

2.5    This Agreement may be executed in counterparts, which taken together constitute a single legal document. A facsimile or portable document format (“.pdf’) copy of this Agreement, including the signature pages, is hereby deemed an original.

[Remainder of Page Intentionally Blank, Signature Page Follows]

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To evidence the parties’ agreement to this Second Amendment, the parties have executed it in duplicate and delivered it on the Second Amendment Effective Date.

University	Licensee

/s/ Jim Roberts	/s/ Shelia Violette
Name: Jim Roberts Title: Director, Licensing	Name: Shelia Violette Title: Chief Scientific Officer

September 27, 2018	October 1, 2018
Date	Date

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